Exhibit 99.1

Mallinckrodt plc Reports Third Quarter 2022 Financial Results and Reaffirms Guidance

Launched Terlivaz® Following U.S. Food and Drug Administration (FDA) Approval in September; Submitted U.S. FDA Premarket Notification Application for Next-Generation Delivery System of INOmax®

Strengthened Organization with Appointment of New Executives and Directors; Ordinary Shares Commenced Trading on NYSE American in October

Conference Call and Webcast Today at 8:30 a.m. ET

DUBLIN, November 8, 2022 – Mallinckrodt plc (NYSE American: MNK) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported results for the third quarter ended September 30, 2022.1

“We are pleased to reaffirm our 2022 guidance following solid performance in the third quarter,” said Siggi Olafsson, President and Chief Executive Officer. “We made important progress executing on our strategic initiatives, including advancing Mallinckrodt’s branded pipeline, improving our balance sheet and strengthening the organization with key leadership appointments at the executive and board levels, adding deep commercial and human resources expertise. More recently, we received approval and commenced trading on NYSE American, providing enhanced liquidity and access for our shareholders.”

Mr. Olafsson continued, “We are also excited to report that we recently launched Terlivaz (terlipressin) for injection, which in September became the first and only FDA-approved product indicated to improve kidney function in adults with hepatorenal syndrome. Looking ahead, I am confident we are well-positioned to continue advancing our strategic initiatives and create long-term value for shareholders while improving outcomes for patients with severe and critical conditions.”

Third Quarter 2022 Financial Results1

Mallinckrodt’s net sales in the third quarter 2022 were $465.4 million, as compared to $507.2 million in the third quarter 2021. This reflects a decrease of 8.2% on a reported basis and 7.5% on a constant currency basis.

The Company’s Specialty Brands segment reported net sales of $303.5 million, as compared to $359.7 million. This reflects a decrease of 15.6% on a reported basis and 14.7% on a constant currency basis, primarily due to the impact of competition; utilization of certain products due to the continued impact of the pandemic; and continued scrutiny on overall specialty pharmaceutical spending.

Mallinckrodt’s Specialty Generics segment reported net sales of $161.9 million, as compared to $147.5 million. This reflects an increase of 9.8% on a reported basis and 9.9% on a constant currency basis, primarily due to growth in acetaminophen (APAP) and attention-deficit hyperactivity disorder (ADHD) products.

The Company recorded a net loss for the third quarter of $284.9 million, as compared to a net loss of $263.7 million. Diluted loss per share was $21.58 with adjusted diluted earnings per share of $5.25 for the third quarter.

Mallinckrodt’s Adjusted EBITDA in the third quarter was $166.1 million, as compared to $185.7 million. This reflects a decrease of 10.6%, primarily due to lower net sales; investments associated with the launches of StrataGraft®
1 The Company's quarterly comparisons are to a Successor period (three months ended September 30, 2022) and a Predecessor period (three months ended September 24, 2021). As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022.

(allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen - dsat) and Terlivaz; and the impact from foreign currency, partially offset by other reductions in selling, general and administrative (SG&A) expenses and research and development (R&D) expenses as a result of the Company’s initiatives to improve its overall cost structure.

Mallinckrodt’s cash balance at the end of the third quarter was $391.2 million, and the Company continues to maintain an undrawn $200 million accounts receivable financing facility, ending the quarter with approximately $590 million in liquidity. Total principal debt outstanding at the end of the third quarter was $3.584 billion, with net debt of $3.193 billion, which reflects certain repurchases of second lien notes due 2025 and 2029 at a discount.

Pipeline Highlights

Mallinckrodt received U.S. Food and Drug Administration (FDA) approval of Terlivaz (terlipressin) for injection in September, ahead of its December 2022 PDUFA date. This enabled the Company to subsequently launch Terlivaz ahead of schedule, and product is now shipping across the United States.

In addition, the Company made progress during the third quarter toward its planned 2023 launch of its next-generation delivery system of INOmax (nitric oxide) gas, for inhalation. In September, Mallinckrodt submitted a 510(k) premarket notification application to the FDA. Consistent with its review process, the FDA asked Mallinckrodt to provide summary tables of certain submitted data, which the Company anticipates submitting later this month.

2022 Financial Guidance

For the full-year 2022, Mallinckrodt reaffirmed the following guidance:

2022 Guidance
Total net sales	$1.875 billion to $1.925 billion
Total net sales for Specialty Brands segment	$1.250 billion to $1.280 billion
Total net sales for Specialty Generics segment	$625 million to $645 million
Adjusted EBITDA	$630 million to $660 million

Conference Call and Webcast

Mallinckrodt will hold a conference call today, November 8, 2022, at 8:30 a.m. Eastern Time to discuss the results of its financial performance for the third quarter 2022. The live call and subsequent replay can be accessed as follows:

■Live Call Participant Registration (including dial-in): https://register.vevent.com/register/BIf21622d19b2541d683e118c8be5a33c2
■Directly via the webcast link (live and replay): https://edge.media-server.com/mmc/p/mqe6ixxi
■At the Company’s website: https://ir.mallinckrodt.com/

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the

U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, and net debt, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start related expenses; and other items identified by the Company.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization and non-restructuring impairment charges; restructuring and related charges, net; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gains on debt extinguishment, net; acquisition and fresh-start related expenses; unrealized gain or loss on equity investments; reorganization items, net; tax effects of the aforementioned adjustments, changes in uncertain tax positions, as well as tax impacts from certain transactions, such as acquisitions or legal entity or asset reorganizations; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

Segment net sales growth on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt as of September 30, 2022 represents the total principal debt outstanding of $3.584 billion, less cash of $391.2 million, each as prepared in accordance with GAAP.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, the Company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results for the year-to-date period ending September 30, 2022 include Successor and Predecessor periods. The Successor period runs from June 17, 2022 through September 30, 2022, while the Predecessor period includes January 1, 2022 through, and including, June 16, 2022. As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year.

Mallinckrodt’s results of operations as reported in its unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The presentation of the combined financial information of the Predecessor and Successor periods for the nine months ended September 30, 2022 is not in accordance with GAAP. However, the Company believes that for purposes of discussion and analysis, the combined financial information is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends. Accordingly, in addition to presenting results of operations as reported in unaudited condensed consolidated financial statements in accordance with GAAP, certain tables and discussion included within this release also present the combined results for nine months ended September 30, 2022.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections filed with the bankruptcy court, changes in Mallinckrodt's business strategy that may be implemented by its board of directors, the listing of Mallinckrodt's ordinary shares on NYSE American LLC, the emergence of an active trading market for Mallinckrodt's ordinary shares and fluctuations in market price and trading volume, Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended, Mallinckrodt repurchases of debt securities, the effects of the Chapter 11 cases on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the agreement set forth in the Chapter 11 plan regarding a global settlement to resolve all opioid-related claims; the settlement set forth in the Chapter 11 plan with governmental parties to resolve certain disputes relating to Acthar Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the Chapter 11 cases; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the Chapter 11 plan is successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations;

Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2022, July 1, 2022 and April 1, 2022, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and http://www.mallinckrodt.com respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel Speciale
Global Corporate Controller and Chief Investor Relations Officer
314-654-3638
daniel.speciale@mnk.com

Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2022 11/22.

Exhibit 99.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Three Months Ended September 30, 2022		Three Months Ended September 24, 2021
		Percent of Net sales		Percent of Net sales
Net sales	$465.4	100.0%	$507.2	100.0%
Cost of sales	449.9	96.7	319.2	62.9
Gross profit	15.5	3.3	188.0	37.1
Selling, general and administrative expenses	129.2	27.8	127.3	25.1
Research and development expenses	28.3	6.1	47.3	9.3
Restructuring charges, net	2.2	0.5	11.0	2.2
Opioid-related litigation settlement loss	—	—	125.0	24.6
Operating loss	(144.2)	(31.0)	(122.6)	(24.2)
Interest expense	(148.0)	(31.8)	(48.7)	(9.6)
Interest income	1.3	0.3	—	—
Other expense, net	(5.1)	(1.1)	(3.5)	(0.7)
Reorganization items, net	(14.2)	(3.1)	(126.2)	(24.9)
Loss from continuing operations before income taxes	(310.2)	(66.7)	(301.0)	(59.3)
Income tax benefit	(24.9)	(5.4)	(32.0)	(6.3)
Loss from continuing operations	(285.3)	(61.3)	(269.0)	(53.0)
Income from discontinued operations, net of income taxes	0.4	0.1	5.3	1.0
Net loss	$(284.9)	(61.2)%	$(263.7)	(52.0)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(21.61)		$(3.18)
Income from discontinued operations	0.03		0.06
Net loss	$(21.58)		$(3.11)
Weighted-average number of shares outstanding
Basic and diluted	13.2		84.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 24, 2021
Net loss	$(284.9)	$(263.7)
Adjustments:
Interest expense, net	146.7	48.7
Income tax benefit	(24.9)	(32.0)
Depreciation (1)	11.9	23.2
Amortization	136.6	145.3
Restructuring charges, net	2.2	11.0
Income from discontinued operations	(0.4)	(5.3)
Change in contingent consideration fair value	(0.8)	(2.1)
Significant legal and environmental charges	—	125.0
Separation costs (2)	6.9	0.1
Unrealized loss on equity investment	5.1	6.9
Reorganization items, net	14.2	126.2
Share-based compensation	0.5	2.4
Gain on debt extinguishment at par	(3.9)	—
Fresh-start impact on debt extinguishment	4.1
Bad debt expense - customer bankruptcy	5.8	—
Fresh-start inventory-related expense (3)	147.0	—
As adjusted:	$166.1	$185.7

(1)Includes $0.7 million of accelerated depreciation in selling general and administrative ("SG&A") related to restructuring charges incurred during the three months ended September 24, 2021.
(2)Represents costs included in SG&A expenses, primarily related to expenses incurred related to the severance of certain former executives of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(3)Includes $129.1 million and $17.9 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate, respectively, during the three months ended September 30, 2022.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Successor
	Three Months Ended September 30, 2022
	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share
Net loss	$15.5	$129.2	$(284.9)	$(21.58)
Adjustments:
Intangible asset amortization	136.6	—	136.6	10.35
Restructuring charges, net	—	—	2.2	0.17
Income from discontinued operations	—	—	(0.4)	(0.03)
Change in contingent consideration fair value	—	0.8	(0.8)	(0.06)
Separation costs (1)	—	(6.9)	6.9	0.52
Unrealized loss on equity investment	—	—	5.1	0.39
Reorganization items, net	—	—	14.2	1.07
Gain on debt extinguishment at par	—	—	(3.9)	(0.30)
Fresh-start impact on debt extinguishment	—	—	4.1	0.31
Bad debt expense - customer bankruptcy	—	(5.8)	5.8	0.44
Fresh-start inventory-related expense (2)	147.0	—	147.0	11.14
Non-cash interest expense - accretion	—	—	64.6	4.89
Income taxes (3)	—	—	(27.2)	(2.06)
As adjusted:	$299.1	$117.3	$69.3	$5.25

Percent of net sales	64.3%	25.2%	14.9%
(1)Represents costs included in SG&A expenses, primarily related to expenses incurred related to the severance of certain former executives of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.
(2)Includes $129.1 million and $17.9 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate, respectively, during the three months ended September 30, 2022.
(3)Includes tax effects of above adjustments (unless otherwise separately stated), changes in uncertain tax positions and tax impacts from certain transactions, such as legal entity or asset reorganizations.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 24, 2021
Specialty Brands (1)	$43.7	$189.9
Specialty Generics (2)	(9.0)	15.2
Segment operating income	34.7	205.1
Unallocated amounts:
Corporate and unallocated expenses (3)	(15.0)	(20.8)
Depreciation and amortization	(148.5)	(168.4)
Share-based compensation	(0.5)	(2.4)
Restructuring charges, net	(2.2)	(11.0)
Non-restructuring impairment charge	—	—
Separation costs (4)	(6.9)	(0.1)
Opioid-related litigation settlement loss	—	(125.0)
Bad debt expense - customer bankruptcy	(5.8)	—
Operating loss	$(144.2)	$(122.6)
(1)Includes $115.3 million of inventory fair-value step-up expense during the three months ended September 30, 2022.
(2)Includes $17.9 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate and $13.8 million of inventory fair-value step-up expense during the three months ended September 30, 2022, respectively.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in SG&A expenses, primarily related to expenses incurred related to the severance of certain former executives of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended September 30, 2022	Three Months Ended September 24, 2021
Specialty Brands	$303.5	$359.7
Specialty Generics	161.9	147.5
Net sales	$465.4	$507.2

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended September 30, 2022	Three Months Ended September 24, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$303.5	$359.7	(15.6)%	(0.9)%	(14.7)%
Specialty Generics	161.9	147.5	9.8	(0.1)	9.9
Net sales	$465.4	$507.2	(8.2)%	(0.7)%	(7.5)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended September 30, 2022	Three Months Ended September 24, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$125.7	$143.4	(12.3)%	—%	(12.3)%
INOmax	80.7	98.4	(18.0)	(0.1)	(17.9)
Ofirmev	—	4.7	(100.0)	—	(100.0)
Therakos	58.0	62.5	(7.2)	(4.5)	(2.7)
Amitiza	37.1	49.6	(25.2)	(0.2)	(25.0)
Other	2.0	1.1	81.8	(15.7)	97.5
Specialty Brands Total	303.5	359.7	(15.6)	(0.9)	(14.7)

Specialty Generics
Opioids	46.5	46.5	—	—	—
ADHD	11.6	8.7	33.3	—	33.3
Addiction treatment	16.6	15.3	8.5	(0.6)	9.1
Other	2.9	2.9	—	—	—
Generics	77.6	73.4	5.7	(0.1)	5.8
Controlled substances	19.7	19.4	1.5	—	1.5
APAP	57.9	49.6	16.7	—	16.7
Other	6.7	5.1	31.4	—	31.4
API	84.3	74.1	13.8	—	13.8
Specialty Generics	161.9	147.5	9.8	(0.1)	9.9
Net sales	$465.4	$507.2	(8.2)	(0.7)	(7.5)

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Period from June 17, 2022 through September 30, 2022		Period from January 1, 2022 through June 16, 2022		Nine Months Ended September 24, 2021
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$550.4	100.0%	$874.6	100.0%	$1,611.6	100.0%
Cost of sales	552.1	100.3	582.0	66.5	958.4	59.5
Gross (loss) profit	(1.7)	(0.3)	292.6	33.5	653.2	40.5
Selling, general and administrative expenses	159.5	29.0	275.3	31.5	408.3	25.3
Research and development expenses	34.5	6.3	65.5	7.5	166.3	10.3
Restructuring charges, net	3.3	0.6	9.6	1.1	17.5	1.1
Non-restructuring impairment charges	—	—	—	—	64.5	4.0
Losses on divestiture	—	—	—	—	0.8	—
Opioid-related litigation settlement loss	—	—	—	—	125.0	7.8
Operating loss	(199.0)	(36.2)	(57.8)	(6.6)	(129.2)	(8.0)
Interest expense	(169.1)	(30.7)	(108.6)	(12.4)	(160.7)	(10.0)
Interest income	1.4	0.3	0.6	0.1	1.9	0.1
Other income (expense), net	0.8	0.1	(14.6)	(1.7)	15.9	1.0
Reorganization items, net	(17.7)	(3.2)	(630.9)	(72.1)	(329.2)	(20.4)
Loss from continuing operations before income taxes	(383.6)	(69.7)	(811.3)	(92.8)	(601.3)	(37.3)
Income tax benefit	(34.6)	(6.3)	(497.3)	(56.9)	(81.9)	(5.1)
Loss from continuing operations	(349.0)	(63.4)	(314.0)	(35.9)	(519.4)	(32.2)
Income from discontinued operations, net of income taxes	0.4	0.1	0.9	0.1	6.0	0.4
Net loss	$(348.6)	(63.3)%	$(313.1)	(35.8)%	$(513.4)	(31.9)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(26.44)		$(3.70)		$(6.13)
Income from discontinued operations	0.03		0.01		0.07
Net loss	$(26.41)		$(3.69)		$(6.06)
Weighted-average number of shares outstanding:
Basic and diluted	13.2		84.8		84.7

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022	Nine Months Ended September 24, 2021
Net loss	$(348.6)	$(313.1)	$(513.4)
Adjustments:
Interest expense, net	167.7	108.0	158.8
Income tax benefit	(34.6)	(497.3)	(81.9)
Depreciation	14.8	40.0	70.3
Amortization	182.1	281.8	435.8
Restructuring charges, net	3.3	9.6	17.5
Non-restructuring impairment charges	—	—	64.5
Income from discontinued operations	(0.4)	(0.9)	(6.0)
Change in contingent consideration fair value	(0.8)	—	(7.6)
Significant legal and environmental charges	—	11.1	125.0
Losses on divestiture	—	—	0.8
Separation costs (1)	16.1	9.0	1.0
Unrealized (gain) loss on equity investment	(0.9)	22.2	(4.8)
Reorganization items, net	17.7	630.9	329.2
Share-based compensation	0.5	1.7	8.4
Gain on debt extinguishment at par	(3.9)	—	—
Fresh-start impact on debt extinguishment	4.1	—	—
Bad debt expense - customer bankruptcy	5.8	—	—
Fresh-start inventory-related expense (2)	173.5	—	—
As adjusted:	$196.4	$303.0	$597.6

(1)Includes $2.0 million of accelerated depreciation in selling general and administrative ("SG&A") related to restructuring charges incurred during the nine months ended September 24, 2021.
(2)Represents costs included in SG&A expenses, primarily related to expenses incurred related to severance for the former Chief Executive Officer ("CEO") and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies, in addition to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence.
(3)Includes $153.2 million and $20.3 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate, respectively, during the period from June 17, 2022 through September 30, 2022.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022	Nine Months Ended September 24, 2021
Specialty Brands (1)	$48.2	$267.2	$588.6
Specialty Generics (2)	(8.7)	65.3	73.8
Segment operating income	39.5	332.5	662.4
Unallocated amounts:
Corporate and unallocated expenses (3)	(15.9)	(48.2)	(69.1)
Depreciation and amortization	(196.9)	(321.8)	(506.1)
Share-based compensation	(0.5)	(1.7)	(8.4)
Restructuring charges, net	(3.3)	(9.6)	(17.5)
Non-restructuring impairment charges	—	—	(64.5)
Separation costs (4)	(16.1)	(9.0)	(1.0)
Opioid-related litigation settlement (loss) gain	—	—	(125.0)
Bad debt expense - customer bankruptcy	(5.8)	—	—
Operating loss	$(199.0)	$(57.8)	$(129.2)
(1)Includes $136.6 million of inventory fair-value step-up expense during the period from June 17, 2022 through September 30, 2022.
(2)Includes $20.3 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate as disclosed in Note 1 of the notes to the unaudited condensed consolidated financial statements and $16.6 million of inventory fair-value step-up expense during the period from June 17, 2022 through September 30, 2022.
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to our reportable segments.
(4)Represents costs included in SG&A, primarily related to expenses incurred related to severance for the former CEO and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies, in addition to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022	Nine Months Ended September 24, 2021
Specialty Brands	$361.7	$587.1	$1,149.6
Specialty Generics	188.7	287.5	462.0
Net sales	$550.4	$874.6	$1,611.6

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor	Non-GAAP Measure
	Nine Months Ended September 30, 2022	Nine Months Ended September 24, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$948.8	$1,149.6	(17.5)%	(0.6)%	(16.9)%
Specialty Generics	476.2	462.0	3.1	—	3.1
Net sales	$1,425.0	$1,611.6	(11.6)%	(0.4)%	(11.2)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022	Nine Months Ended September 24, 2021
Specialty Brands
Acthar Gel	$153.2	$221.9	$423.9
INOmax	94.2	165.8	338.3
Ofirmev	(0.2)	2.5	24.0
Therakos	68.2	109.6	197.8
Amitiza	42.9	81.5	155.8
Other	3.4	5.8	9.8
Specialty Brands Total	361.7	587.1	1,149.6

Specialty Generics
Opioids	55.2	88.8	155.0
ADHD	13.4	17.5	24.8
Addiction treatment	19.1	30.0	47.7
Other	3.0	4.9	8.4
Generics	90.7	141.2	235.9
Controlled substances	21.4	37.6	62.4
APAP	69.2	96.5	146.8
Other	7.4	12.2	16.9
API	98.0	146.3	226.1
Specialty Generics	188.7	287.5	462.0
Net sales	$550.4	$874.6	$1,611.6

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor	Non-GAAP Measures
	Nine Months Ended September 30, 2022	Nine Months Ended September 24, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$375.1	$423.9	(11.5)%	—%	(11.5)%
INOmax	260.0	338.3	(23.1)	(0.1)	(23.0)
Ofirmev	2.3	24.0	(90.4)	—	(90.4)
Therakos	177.8	197.8	(10.1)	(3.0)	(7.1)
Amitiza	124.4	155.8	(20.2)	(0.1)	(20.1)
Other	9.2	9.8	(6.1)	(3.6)	(2.5)
Specialty Brands Total	948.8	1,149.6	(17.5)	(0.6)	(16.9)

Specialty Generics
Opioids	144.0	155.0	(7.1)	—	(7.1)
ADHD	30.9	24.8	24.6	—	24.6
Addiction treatment	49.1	47.7	2.9	(0.5)	3.4
Other	7.9	8.4	(6.0)	—	(6.0)
Generics	231.9	235.9	(1.7)	(0.1)	(1.6)
Controlled substances	59.0	62.4	(5.4)	—	(5.4)
APAP	165.7	146.8	12.9	—	12.9
Other	19.6	16.9	16.0	—	16.0
API	244.3	226.1	8.0	—	8.0
Specialty Generics	476.2	462.0	3.1	—	3.1
Net sales	$1,425.0	$1,611.6	(11.6)%	(0.4)%	(11.2)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor	Predecessor
	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$391.2	$1,345.0
Accounts receivable, net	377.0	439.1
Inventories	1,071.6	347.2
Prepaid expenses and other current assets	321.4	178.3
Assets held for sale	7.2	—
Total current assets	2,168.4	2,309.6
Property, plant and equipment, net	448.3	776.0
Intangible assets, net	2,980.4	5,448.4
Deferred income taxes	464.2	—
Other assets	196.1	382.3
Total Assets	$6,257.4	$8,916.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$44.1	$1,388.9
Accounts payable	89.1	123.0
Accrued payroll and payroll-related costs	40.7	84.6
Accrued interest	71.1	17.0
Acthar Gel-Related Settlement	16.5	—
Opioid-Related Litigation Settlement liability	200.0	—
Accrued and other current liabilities	317.6	328.7
Total current liabilities	779.1	1,942.2
Long-term debt	3,034.3	—
Acthar Gel-Related Settlement	69.2	—
Opioid-Related Litigation Settlement liability	342.8	—
Pension and postretirement benefits	53.6	30.1
Environmental liabilities	36.4	43.0
Deferred income taxes	1.5	20.9
Other income tax liabilities	14.4	83.2
Other liabilities	77.0	85.8
Liabilities subject to compromise	—	6,397.7
Total Liabilities	4,408.3	8,602.9
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	0.1	18.9
Ordinary shares held in treasury at cost	—	(1,616.1)
Additional paid-in capital	2,204.0	5,597.8
Accumulated other comprehensive loss	(6.4)	(8.3)
Retained deficit	(348.6)	(3,678.9)
Total Shareholders' Equity	1,849.1	313.4
Total Liabilities and Shareholders' Equity	$6,257.4	$8,916.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022	Nine Months Ended September 24, 2021
Cash Flows From Operating Activities:
Net loss	$(348.6)	$(313.1)	$(513.4)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	196.9	321.8	506.1
Share-based compensation	0.5	1.7	8.4
Deferred income taxes	(10.8)	(473.0)	(19.1)
Non-cash impairment charges	—	—	64.5
Losses on divestiture	—	—	0.8
Reorganization items, net	—	425.4	22.5
Non-cash accretion expense	72.3	—	—
Other non-cash items	5.7	35.3	(6.0)
Changes in assets and liabilities:
Accounts receivable, net	9.2	49.8	105.7
Inventories	150.9	(33.2)	(30.9)
Accounts payable	(11.6)	(3.6)	14.7
Income taxes	(27.8)	(26.9)	92.5
Acthar-Gel-Related Settlement	—	—	(4.8)
Opioid-Related Litigation Settlement liability	—	—	125.0
Payments of claims	—	(629.0)	—
Other	(17.4)	2.5	40.4
Net cash from operating activities	19.3	(642.3)	406.4
Cash Flows From Investing Activities:
Capital expenditures	(15.6)	(33.4)	(39.2)
Proceeds from divestitures, net of cash	65.0	—	15.7
Other	0.2	0.4	1.4
Net cash from investing activities	49.6	(33.0)	(22.1)
Cash Flows From Financing Activities:
Issuance of external debt	—	650.0	—
Repayment of external debt	(17.3)	(904.6)	(128.2)
Debt financing costs	—	(24.1)	—
Net cash from financing activities	(17.3)	(278.7)	(128.2)
Effect of currency rate changes on cash	(3.7)	(3.9)	(0.9)
Net change in cash, cash equivalents and restricted cash	47.9	(957.9)	255.2
Cash, cash equivalents and restricted cash at beginning of period	447.3	1,405.2	1,127.0
Cash, cash equivalents and restricted cash at end of period	$495.2	$447.3	$1,382.2

Cash and cash equivalents at end of period	$391.2	$297.9	$1,322.6
Restricted cash included in prepaid expenses and other current assets at end of period	67.5	113.0	23.3
Restricted cash included in other long-term assets at end of period	36.5	36.4	36.3
Cash, cash equivalents and restricted cash at end of period	$495.2	$447.3	$1,382.2